Essential Innovations Technology Canadian Subsidiary Executes
                   Provincial Exclusive Distribution Agreement

Bellingham, Washington, July 7th, 2005 - Essential Innovations Technology Corp. (OTCBB: ESIV) is pleased to announce that the Company's Canadian subsidiary has recently signed and secured an exclusive technology distribution agreement with Enerflo Geothermal Technologies Inc., an Alberta corporation, covering the Provinces of Alberta, Saskatchewan, Manitoba and the Yukon Territory in Canada. The Agreement calls for specific target quotas to be met for annual contract renewal, with the Year 1 purchase requirement being for 150 units minimum in order to secure contract renewal, and each pursuant year to then require a 25% increase in the annual purchase quota from the Year previous. Additionally, Enerflo has retained the first right of refusal for certain of the remaining Canadian Provinces and Territories under the Agreement.

"This Exclusive Technology Distribution Agreement represents the successful consummation of the first substantial exclusive distribution and sales channel opportunity the Company has been negotiating for our proprietary geothermal heat pump technology, through our 100% wholly-owned manufacturing subsidiary in Surrey, British Columbia," stated Jason McDiarmid, President and CEO of Essential Innovations Technology. "Enerflo Geothermal Technologies is a well established and respected distributor in the geothermal industry and bringing with them proven engineering and installation expertise in the field of Geothermal heating and cooling, and a large network of geothermal dealers/installers already in place."

Essential Innovations Technology Corp. provides cutting-edge geoexchange solutions for residential, commercial and industrial applications as both a geoexchange energy service company and as a manufacturer of proprietary geothermal heat pump technology. The Company was incorporated in April 2001, and it has two wholly owned subsidiaries located in British Columbia, Canada and in Hong Kong, SAR, China.

Geoexchange technology harnesses the earth's clean, renewable thermal energy stored just below the surface or in large bodies of water for purposes of heating, cooling, domestic hot water and/or dehumidification. A Geoexchange system is used to "exchange" the earth's natural heating and cooling properties between a building and the ground. This non-combustion transfer of energy is the source of performance and environmental superiority, as Geoexchange systems need only a small amount of electrical energy to then capture, move and concentrate a large amount of free energy provided by the earth.

Essential Innovations Technology currently has operations in the USA, Canada and Hong Kong; exclusive sales agents in Mexico, Hungary, and Alaska; and the Company is now actively seeking further distributors, dealers and project opportunities throughout the North American and international marketplace for its proprietary geoexchange systems and solutions.

For more information contact:
Jason McDiarmid
President & CEO
Tel: 360-392-3902
Fax: 360-733-3941
jmcdiarmid@eitechcorp.com
www.eitechcorp.com

Safe Harbor Statements
----------------------
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, statements that do not describe historical facts and statements that include the word "believes," "anticipates," "expects," "plans," "intends," "designs" or similar language, as well as statements regarding consumer or marketplace acceptance of the Company's new or existing products; comments concerning marketing and consumer acceptance of proprietary products; the potential benefits of Essential Innovations' products; initiatives undertaken by the Essential Innovations' divisions; the Company's research, manufacturing and facilities expansion programs; and the Company's growth.